COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN PREMIER LIMITED TERM GOVERNMENT SECURITIES FUND
     CLASS A SHARES AND THE LEHMAN BROTHERS INTERMEDIATE
     GOVERNMENT INDEX

     EXHIBIT A:
     _____________________________________________________
    |           | PREMIER LIMITED    | LEHMAN BROTHERS   |
    |           | TERM GOVERNMENT    | INTERMEDIATE      |
    |  PERIOD   | SECURITIES FUND    |  GOVERNMENT       |
    |           |(CLASS A SHARES)    |    INDEX*         |
    |-----------|--------------------| ------------------|
    |  3/3/86   |           9,697    |      10,000       |
    | 12/31/86  |          10,511    |      10,977       |
    | 12/31/87  |          10,618    |      11,373       |
    | 12/31/88  |          11,282    |      12,100       |
    | 12/31/89  |          12,510    |      13,635       |
    | 12/31/90  |          13,421    |      14,938       |
    | 12/31/91  |          15,235    |      17,045       |
    | 12/31/92  |          16,068    |      18,226       |
    | 12/31/93  |          17,529    |      19,715       |
    | 12/31/94  |          16,786    |      19,371       |
    | 12/31/95  |          19,300    |      22,163       |
    |-----------|--------------------| ------------------|

     *Source: Lehman Brothers